VIDEO LOTTERY TECHNOLOGIES, INC.

                                                           2311 South 7th Avenue
                                                               Bozeman, MT 59715

                                                               Tel. 406/585-6600
                                                                Fax 406/586-8211


March 1, 1997



Ms. Dena J. Rosenzweig
4772 Summerford Drive
Atlanta, GA  30338

RE:      Extension of Employment Agreement

Dear Dena:

This letter will serve to extend the Letter Agreement (the "Agreement") between Video Lottery Technologies, Inc. (the "Company") and you, dated November 12, 1997, as follows:

You agree to remain in the positions of Assistant Secretary of the Company and as General Counsel and Secretary of AWI until March 31, 1997. Commencing April 1, 1997 and terminating May 31, 1997, you will be available, upon reasonable notice and as mutually agreed, to provide services to the Company for up to ten
(10) days per month. As consideration of your agreement to continue to provide services to the Company, you will be compensated in an amount equal to $22,222 per month commencing February 1, 1997, and terminating September 30, 1997.

All other dates in the agreement will be moved forward by two months to correspond with the intent of this extension.

Except as specifically amended hereby, all of the terms, conditions and covenants of the Agreement shall remain in full force and effect.

Please acknowledge your acceptance of this extension by signing and dating in the space provided below.

Yours very truly,

VIDEO LOTTERY TECHNOLOGIES, INC.

   /S/

Dennis V. Gallagher
General Counsel


ACCEPTED AND AGREED TO this   26   day of March, 1997.
                            ------

     /S/

Dena J. Rosenzweig

                                                  4772 Summerford Drive
                                                  Atlanta, Georgia 30338
                                                  November 12, 1996

Mr. Richard Haddrill
President
Video Lottery Technologies, Inc.
115 Perimeter Center Place Suite 911
Atlanta, Georgia 30346

Dear Dick:

     This letter of agreement will confirm the terms and conditions of my continued employment with Video Lottery Technologies, Inc. (the "Company"), currently in the positions of General Counsel, Assistant Secretary of the Company and General Counsel, Secretary of Automated Wagering International, Inc. ("AWI"), by superseding and replacing my original employment agreement with the Company, dated December 13, 1994 and additional employment agreement, dated July 5, 1995, as hereinafter provided.

     Effective as of September 18, 1996, I will remain in the positions stated above until January 31, 1997. During the months of February and March, 1997, I will make myself available, upon reasonable notice and as the Company and I mutually agree, to provide services to the Company for up to ten (10) days per month.

     In consideration of my continuing to expend my best efforts in the performance of my duties on behalf of the Company for the period including October 1, 1996 through January 31, 1997, the Company agrees to pay me an amount equal to $16,667 per month, payable in accordance with the Company's customary payroll practices, retroactive to October 1, 1996. In addition, commencing on February 1, 1997 and terminating on July 31, 1997, the Company agrees to pay me an amount equal to $22,222 per month, payable in accordance with the Company's customary payroll practices.

     Through March 31, 1996, I will continue to receive benefits. In addition, I may continue to contribute to the Company's 401(k) plan through the date of my salary continuation. I also will have the use of an administrative assistant at least through January 31, 1997.

     The Company will indemnify, defend and hold me harmless against any and all losses, damages, liabilities, costs and expenses from any threatened or actual proceeding, claim, suit, cause of action (whether civil, criminal, administrative or investigative) which may arise, directly or indirectly from services performed by me during February and March of 1997 in accordance with such indemnities provided to the officers of the Company and are in addition to indemnities pursuant to the Bylaws of the Company, provided to me during my employment as an officer of the Company.

Mr. Haddrill
November 12, 1996
page 2

     The Company may assign or otherwise transfer this agreement and any and all of its rights, duties, obligations or interests hereunder to any business entity that at any time by merger, consolidation, or otherwise acquires all or substantially all of the stock or assets of the Company.

         If  this  letter   accurately   reflects  our   understanding,   please
acknowledge your acceptance and agreement below.

                                   Very truly yours,

                                        /S/

                                   Dena J. Rosenzweig


ACCEPTED AND AGREED TO:


VIDEO LOTTERY TECHNOLOGIES, INC.

             /s/
---------------------------------
Richard Haddrill
President

DATE:             11/18/96

                        VIDEO LOTTERY TECHNOLOGIES, INC.

                        STANDARD CONDITIONS OF EMPLOYMENT

     The following are the Standard Conditions of Employment under which video Lottery Technologies, Inc. and its subsidiaries (the "Company") hereby employs the undersigned (the "Employee").

                      CODE OF CONDUCT/REGULATORY COMPLIANCE

     A. Employee acknowledges that he/she has received a copy of and has read the Company's Code of Conduct, and agrees to abide by its provisions.

     B. Employee recognizes and acknowledges that, in the conduct of its business. the Company and its directors, officers, employees and representatives are regularly subject to continuous investigation and regulation by governmental agencies. He/she agrees to cooperate fully with such investigations and comply fully with all such regulations; and to provide and supplement in a timely fashion such information as may be requested of Employee in connection therewith.

     C. Employee agrees to complete such forms and documents as may be required by the Company and any governmental agencies in the conduct of the Company's business; and to fully and truthfully disclose all information required therein.

                    NONDISCLOSURE OF PROPRIETARY INFORMATION

     A. Employee recognizes and acknowledges that during the term of his/her employment, Employee will develop , have access to and come into Possession of trade secrets and confidential information of the Company, including, without limitation, software systems, technology, specifications, processes, programs and documentation, methods and data which the Company owns, plans or develops, whether for its own use or for use by its clients, developments, designs, inventions and improvements, techniques, trade secrets and works of authorship, customer lists, supplier lists, proposals, marketing plans and procedures, all of which are confidential and are the sole property of the Company. Employee further recognizes and acknowledges that in order to enable the Company to perform services for its clients, those clients may furnish to the Company confidential information concerning their business affairs, property, methods of operation or other data, and that the goodwill afforded to the Company and its employees requires keeping such services and information confidential. All of these materials and information including, without limitation, those relating to the Company's systems and the Company's clients, are referred to herein as "Proprietary Information."

     B. Employee agrees that during the term of his/her employment and at all times thereafter, Employee will keep any and all Proprietary Information confidential and will not disclose any Proprietary Information, directly or indirectly, to any third person or entity, without the prior written consent of the Company. Employee further agrees that during the term of his/her employment and at all times thereafter, Employee will not use, handle, copy or duplicate, in part or in whole, any Proprietary Information, except as directed by the Company and in the ordinary course of the Company's business.

     C. Employee agrees that, upon request by the Company, and in any event immediately upon termination of Employee's employment, Employee shall return to the Company any and all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, software, cards, surveys, maps, logs, machines, technical data, work product or any other tangible product or document or computer material of any kind whatsoever, and all copies thereof, which has been produced or received by or otherwise submitted or made available to Employee in connection with his/her employment with the Company.

     D. Employee understands and agrees that all Proprietary Information is and shall remain the sole property of the Company and that Employee has not and will not appropriate for his/her own use or for the use of any third party any Proprietary Information. Furthermore, Employee, without any separate compensation or consideration of any kind, hereby assigns and agrees to assign to the Company, its successors, assigns or nominees, Employee's entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable subject matter or other Proprietary Information which Employee has made or conceived, or may make or conceive, either solely or jointly with others, while in the employ of the Company, or with the use of time, material or facilities of the Company or relating to any actual or anticipated business, research, development, product, service or activity of the Company known to Employee while employed at the Company, or suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of the Company, whether or not such work was performed prior to the date of Employee's employment.

                                 NONCOMPETITION

     Employee agrees that, because of the confidential and competitive-sensitive nature of the Proprietary Information and because the use, or even the appearance of the use, of the Proprietary Information in certain circumstances may cause irreparable damage to the Company and its reputation, or to clients of the Company, Employee will not, directly or indirectly, from the date of his/her employment until the expiration of (6) months after the date on which Employee's employment with the Company terminates for any reason whatsoever, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including as director, officer, consultant, representative, independent contractor, employee, partner, or investor, with any business, enterprise, organization or other individual or entity which solicits business, performs services or produces goods which are comparable to or competitive with any business of the Company (a "Competitor"); provided, however, that the foregoing restrictions shall not prohibit Employee from owning publicly traded stock or other securities of a Competitor, amounting to no more than one (it) percent of such stock or securities.

                                 NONSOLICITATION

     Employee agrees that during the term of his/her employment and for a period of one (1) year thereafter, Employee will not interfere with the

Company's relationship with, or endeavor to employ or entice away from the Company, any business, enterprise, organization or other individual or entity, which or who is an employee, customer of or supplier of goods or services to the Company, or which or who otherwise maintains a business relationship with the Company.

                                    REMEDIES

     Employee acknowledges that any breach or violation of the nondisclosure, noncompetition or nonsolicitation provisions of these Standard Conditions of Employment will result in irreparable injury and damage to the Company and/or the clients of the Company, which could not adequately be compensated by money damages alone. Accordingly, Employee agrees that in the event of such a breach or violation, or any threat of such a breach or violation (in addition to the right to pursue other remedies, including, without limitation, damages), the Company or, where appropriate, the client of the Company, will be entitled to obtain in any court of competent jurisdiction an immediate injunction and restraining order to prevent such a breach or violation by Employee and by any third party acting for or with Employee, or to enforce these Standard Conditions of Employment; and Employee hereby waives any and all rights to assert any claim or defense that the Company has an adequate remedy of law thereunder.

                        NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing in these Standard Conditions of Employment should be interpreted or construed to confer upon Employee any right with respect to continuance of Employee's employment with the Company for any fixed period of time, nor interfere in any way with the right of the Company or Employee to terminate the employment relationship between the Company and Employee, with or without cause.

                             SURVIVAL OF CONDITIONS

     These Standard Conditions of Employment shall survive any termination of Employee's employment with the Company.

                                  SEVERABILITY

     If any provision of these Standard Conditions of Employment is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision thereof.

     Employee acknowledges that these Standard Conditions of Employment have been presented to Employee in connection with the Company's offer to employ Employee; and that Employee has carefully read, and fully understands, agrees to, and accepts them as a condition of employment with the Company.

Date:    12/21/94                     EMPLOYEE:
     --------------------

                                              /S/DENA J. ROSENZWEIG
                                        ---------------------------------------
                                        Signature

                                        Dena J. Rosenzweig
                                        ---------------------------------------
                                        Name Typed/printed

10/26/94